                                                                   Exhibit 15.1
May 12, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that AirTouch Communications, Inc. has included our report dated May 4, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Company's Report on Form 10-Q for the quarter ended March 31, 1998 which is incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-57077, 33-57081, 33-57083, 33-64553, 333-10389, 333-17891,
333-36339, and 333-50541) and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62787). We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,


/s/  PRICE WATERHOUSE LLP